                                                                   EXHIBIT 10.15



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                                      LEASE
                                     BETWEEN

                     UNUM LIFE INSURANCE COMPANY OF AMERICA

                                    LANDLORD

                                      -AND-

                             DEZINE ASSOCIATES, INC.

                                                                       TENANT

HERON MANAGEMENT LTD.
850 Third Avenue
New York, N. Y.  10022
212-753-3210


      ARTICLE NO.          DESCRIPTION                                                               PAGE NO.
            I              Demise                                                                       2
           II              Term                                                                         2
          III              Rent                                                                         3
           IV              Use and Occupancy                                                            4
            V              Alterations or Improvements by Tenant                                        4
           VI              Maintenance                                                                  5
          VII              Compliance with Laws, Indemnity and Insurance                                6
         VIII              Hazardous Materials                                                          6
           IX              Subordination and Estoppel                                                   7
            X              Destruction - Fire or Other Casualty                                         7
           XI              Mutual Waiver of Subrogation                                                 8
          XII              Condemnation and Other Proceedings                                           9
         XIII              Assignment and Subletting                                                    9
          XIV              Surrender                                                                   10
           XV              Holding Over                                                                10
          XVI              Landlord's Right of Entry                                                   11
         XVII              Default                                                                     11
        XVIII              Landlord's Rights Upon Tenant's Default                                     12
          XIX              Landlord's Remedies Cumulative: Expenses                                    13
           XX              No Waiver                                                                   14
          XXI              Landlord's Reserved Rights                                                  14
         XXII              Landlord's Liability                                                        15
        XXIII              Tenant's Liability                                                          15
         XXIV              Tenant's Insurance                                                          15
          XXV              Mechanic's Liens                                                            16
         XXVI              Quiet Enjoyment                                                             16
        XXVII              Air and Light                                                               16
       XXVIII              Landlord's Services                                                         17
         XXIX              Personal Property Taxes                                                     18
          XXX              Security Deposit                                                            18
         XXXI              Use of Security Deposit                                                     18
        XXXII              Definition of Landlord                                                      19
       XXXIII              Notices                                                                     19
        XXXIV              Signs                                                                       19
         XXXV              Notice of Defects and Accidents                                             20
        XXXVI              Rules and Regulations                                                       20
       XXXVII              Directory                                                                   20
      XXXVIII              Americans With Disability Act                                               20
        XXXIX              Miscellaneous                                                               21
         XXXX              Definitions                                                                 25
                           Corporate Tenant Acknowledgement                                            26
                           Partnership Tenant Acknowledgement                                          26
                           Exhibit A -- Floor Plan 2
                           Exhibit B -- Cleaning
                           Schedule 3

LEASE, dated as of the 13th day of August, 1992 between UNUM LIFE INSURANCE COMPANY OF AMERICA having its principal office at 2211 Congress Street, Portland, ME 04121 (hereinafter referred to as "Landlord") and DEZINE ASSOCIATES, INC. having their principal offices at 74 BRUNSWICK WOODS DRIVE, EAST BRUNSWICK, N.J. 08816

(hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

Landlord and Tenant hereby covenant and agree as follows:

                                    ARTICLE I

                                     Demise

1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord approximately Seven Thousand One Hundred (7,100 Sq. Ft.) substantially as shown on the floor plan which has been initialed by the parties and annexed hereto and made a part hereof and marked Exhibit A, in the building known as THE WOODS OF EAST BRUNSWICK, 758 ROUTE 18, EAST BRUNSWICK, NEW JERSEY at the annual rental rate set forth in Article III and upon and subject to all of the terms, covenants and conditions contained in this Lease. The premises shall be deemed to and hereby are agreed to have a Rentable Area as above of approximately 7,100 sq. ft. of floor area constituting a portion of the ground floor of the building subject however to and reserving unto Landlord, its successors and assigns, its agents, employees and invitees, the use in common with Tenant of common areas and facilities located upon said first floor which common areas and facilities include but are not limited to corridors and rest rooms. The premises leased to Tenant, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of, or at any time during, the term of this Lease, other than Tenant's personal property are referred to collectively as the "Premises."

                                   ARTICLE II

                                      Term

2.1 The Premises are leased for a term to commence at 12:01 A.M. on September 1, 1992 and to end at 11:59 P.M. on September 30, 1997 unless the term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law, or unless the term shall be extended pursuant to the terms of this lease.

2.2 When Tenant takes possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in satisfactory condition as of the date of such possession.

           Notwithstanding anything contained herein to the contrary, Tenant shall have access to the demised premises during the month of August for the purposes of completing Tenant's work. However, in no event shall Tenant's work interfere with Landlord's work and/or schedule and Tenant shall be required to give Landlord at least 48 hours notice of its intent to have contractors working in the space. Tenant's contractors shall supply Landlord with appropriate Certificate of Insurance and shall comply in all respects with Article 5, sections 5.1 and 5.2 of this lease.

2.3 Notwithstanding anything contained herein to the contrary, Tenant acknowledges that the demised premises will be constructed pursuant to the plans annexed hereto. Landlord shall in no way be responsible for any delay in possession due to the construction to Tenant's space. However if Landlord cannot deliver possession to Tenant by September 1, 1992, then the commencement date of this lease shall be postponed until five days after substantial completion of Landlord's work to the demised premises. Substantial completion shall be defined as the issuance of a Certificate of Occupancy for the demised premises by the appropriate authority. Landlord shall be responsible for obtaining the Certificate of Occupancy.

                                   ARTICLE III

                                      Rent

3.1 The Tenant covenants and agrees to pay to the Landlord as rent for and during the term hereof the sums pursuant to the following schedule:


           LEASE YEAR                                ANNUAL RENT
           ----------                                -----------
September 1, 1992 through September 30, 1993         $76,916.67* (SEE 3.5)
October 1, 1993 through September 30, 1994           $71,000.00
October 1, 1994 through September 30, 1995           $71,000.00
October 1, 1995 through September 30, 1996           $71,000.00
October 1, 1996 through September 30, 1997           $71,000.00


*13 Months

3.2 The Basic Rent and Additional Rent payable pursuant to the provisions of this Lease shall be payable by Tenant to Landlord at its office (or at such other place as Landlord may designate in a notice to Tenant) in lawful money of the United States without prior demand thereof and without any offset or deduction whatsoever except as otherwise specifically provided in this Lease for the convenience of the Landlord. The Basic Rent shall be payable in equal monthly installments pursuant to the following schedule, in advance, on the first (1st) day of each month during the term. Notwithstanding anything contained herein to the contrary, the term "Base Rent" shall include real property taxes, cleaning tenants space, recycle bins, water and sewer charges, Landlord's Insurance, garbage collection (unless Tenant shall require additional services due to its business or the use of the premises, i.e. dumpster), maintenance of common areas (including hallways and common area lavatories, and the exterior of the premises, including the parking lot).


             LEASE YEAR                                     MONTHLY RENT
             ----------                                     ------------
September 1, 1992 through September 30, 1993                  $5,916.67
October 1, 1993 through September 30, 1994                    $5,916.67
October 1, 1994 through September 30, 1995                    $5,916.67
October 1, 1995 through September 30, 1996                    $5,916.67
October 1, 1996 through September 30, 1997                    $5,916.67

3.3 Tenant covenants to pay the Basic Rent and any Additional Rent payable pursuant to the provisions of this Lease and to observe and perform and to permit no violation of the terms, covenants and conditions of this Lease on Tenant's part.

3.4 Notwithstanding anything contained herein to the contrary, simultaneous with the execution of this lease, Tenant shall pay to Landlord the first months rent due hereunder.

3.5 Notwithstanding anything contained herein to the contrary, Tenant shall pay no base rent for the months of September, October, November and December 1992 and January, February and March 1993, said rent being abated.

                                   ARTICLE IV

                                Use and Occupancy

4.1 Tenant shall use or occupy the Premises only for the following purpose: Corporate Offices and Storage of Computer Hardware and Supplies.

4.2 Tenant shall not use or occupy, or permit the use or occupancy of the Premises or any part thereof for any purpose other than the purpose specifically set forth herein. Any violations of this Article shall be deemed a material breach of this Agreement.

4.3 Provided Tenant shall not then be in default under any of the terms or conditions of this lease, Landlord shall not Lease space in the building known as 758 Route 18, East Brunswick, N.J. to any Tenant for the purpose of manufacturing goods.

                                    ARTICLE V

                      Alterations or Improvements by Tenant

5.1 Tenant shall make no changes in or to the Premises of any nature without Landlord's prior written consent. Subject to the prior written consent of Landlord, Tenant, at Tenant's sole expense, may hire contractors approved by Landlord to make alterations, installations, additions or improvements in or to the Premises (collectively "Alterations") which are non-structural and which do not affect utility services, plumbing or electrical lines in or to the Premises or the Building. All alterations shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises unless Tenant by notice to Landlord no later than thirty (30) days prior to the Termination Date requests Landlord so

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
consents the same shall be removed from the Premises by Tenant prior to the Termination Date at Tenant's sole expense. Nothing in this Article V shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment but upon removal of any such item from the Premises or upon removal of any other installation as may be permitted by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to such Alteration. Tenant shall repair any damage to the Premises, the building, or the real property on which the building is located (hereinafter referred to as the "Real Property") incurred during such removal. All property permitted or required to be removed by Tenant at the end of the Term remaining on the Premises after the Termination Date shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense.

5.2 Prior to the commencement of any Alteration, Tenant shall at its sole expense, obtain all required permits, approvals and certificates required by all Governmental Authorities as determined by Landlord and upon completion of the Alteration certificates of final approval thereof, Tenant shall deliver to Landlord promptly upon its receipt, duplicates of same. Tenant shall carry and will cause Tenant's contractors and subcontractors to carry such worker's compensation, general liability, personal and property damage insurance as required by law and in amounts no less than the amounts set forth in Article XXIII hereof.

                                   ARTICLE VI

                                   Maintenance

6.1 Tenant shall take good care of the Premises throughout the Term and preserve same in the condition delivered to Tenant on the Commencement Date, normal wear and tear excepted. Tenant further agrees not to injure, overload, deface or commit waste of the Premises. Tenant shall be responsible for all injury or damage of any kind or character to the Real Property, including the windows, floors, walls, ceilings, lights, electrical equipment and HVAC equipment, caused by Tenant or by anyone using or occupying the Premises by, through or under the Tenant. Landlord shall repair the same and Tenant shall pay the costs incurred thereof to Landlord immediately upon demand. This shall be deemed to be additional rent.

6.2 Landlord shall be responsible for all Structural Repairs and shall maintain, and replace all plumbing, heating, air conditioning, roof, electrical and mechanical fixtures supplied by Landlord (exclusive of (a) starters, ballasts, incandescent and fluorescent lamps and (b) electrical and mechanical fixtures installed by Tenant) which shall be standard for the Building, when required, and maintain and make repairs to the parking area and the exterior of the building, except those repairs or replacements arising from the negligence of Tenant, its agents, servants, employees licensees, or invitees, which shall be the sole responsibility of Tenant.

6.3 Notwithstanding anything contained herein to the contrary, and provided Tenant is not in default under any of the terms and conditions of this lease, Landlord and Tenant agree that should the roof leak into the demised premises, Tenant shall notify Landlord of such condition. If landlord shall fail to commence curing the problem within a reasonable period of time, and Tenants furniture and fixtures are damaged, Landlord agrees to repair and/or replace same as soon as reasonable, in an amount not to exceed $10,000.00 per incident.

                                   ARTICLE VII

                  Compliance with Laws, Indemnity and Insurance

7.1 Tenant shall not do, or permit anything to be done in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire or public liability insurance on the Real Property, or invalidate or conflict with the fire insurance or public liability insurance policies covering the Real Property, any Building, fixtures or any personal property kept therein, obstruct or interfere with the rights of Landlord or other tenants, or in any other way injure or annoy Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the present or future laws, rules or regulations of any Governmental Authority. Tenant hereby indemnities and shall hold Landlord harmless of and from all liability for injury to persons or damage occurring on the Premises or in the Building whether occasioned by any act or omission of Tenant, or Tenant's agents, servants, employees, invitees, or licensees. Tenant agrees that any increase in fire and casualty insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence, carelessness or willful action of Tenant, Tenant's agents, servants, employees, invitees or licensees, shall be reimbursed to Landlord within ten (10) days of demand thereof and shall be considered additional rental.

                                  ARTICLE VIII

                               Hazardous Materials

8.1 Tenant shall not, without Landlord's prior written consent, use, generate, release, spill, store, deposit, transport or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants, contaminants or substances, defined as hazardous or toxic under and applicable federal, state, and local laws and regulations ("Hazardous Substances") in, on or about the Premises. In the event, and only in the event, Landlord approves such Release of Hazardous Substances on the Premises, Tenant agrees that such Release shall occur safely and in compliance with all applicable federal, state and local laws and regulations. Tenant shall indemnify, hold harmless and defend Landlord, its officers, directors, employees and agents from any and all claims, liabilities, losses, damages, cleanup costs and expenses (including reasonable attorney's fees) arising directly or indirectly out of or attributable to failure of Tenant, its agents, servants, employees or invitees to comply with this Article. The provisions of this Article shall survive the expiration or termination of the Lease for any reason.

                                   ARTICLE IX

                           Subordination and Estoppel

9.1 Tenant agrees that this Lease is subject and subordinate to all ground or underlying leases and to the lien of any mortgages or deeds of trust now on or which at any time in the future that may be made a lien upon the Real Property, and to all advances made or hereafter to be made upon the security thereof. This subordination provision shall be self-operative and no further instrument of subordination shall be required. Tenant agrees to execute and deliver within two (2) business days, upon request, such further instrument or instruments confirming this subordination as shall be desired by Landlord or by any mortgagee or proposed mortgagee of the Real Property; and Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument or instruments. Tenant further agrees that at the option of the holder of any mortgage or of the trustee under any deed of trust securing the Real Property, this Lease may be made superior to said mortgage or deed of trust by the insertion therein of a declaration that this Lease is superior.

9.2 Tenant agrees at any time and from time to time upon not less than five (5) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified) and stating the modifications, that there are no offsets, defenses, defaults or counterclaims under this Lease or against the Landlord, the dates to which the Basic Rent and Additional Rent have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph 8.2 may be relied upon by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Real Property.

                                    ARTICLE X

                      Destruction - Fire or Other Casualty

10.1       (a)        If Landlord's building is totally damaged or is rendered
wholly untenantable by fire or other cause, and cannot reasonably be repaired by Landlord within one hundred twenty (120) days, or if the Building shall be so damage that Landlord cannot reasonably restore the same but must demolish it or rebuild it, which Landlord may in its sole discretion determine, then either party may, within sixty (60) days after such casualty, give to the other party a notice in writing of intention to terminate this Lease, and thereupon the term of this Lease shall expire by lapse of time upon the thirtieth (30th) day, after such notice is given, and Tenant shall vacate the demised Premises and surrender the same to Landlord. Upon termination of this Lease under this Paragraph IX(a), Tenant's liability for rent shall cease as of the day following the casualty or when tenant ceases to do business in the demised Premises, whichever date is later. In the event this Lease is not terminated under the provisions of this Paragraph IX(a), Landlord shall repair and rebuild the Demised Premises with reasonable diligence.

           (b) If the Demised Premises shall be totally or partially damaged by fire or other casualty, the damages to the Landlord's Building and to the Demised Premises shall, to the extent that they were originally constructed and furnished by the Landlord, be promptly repaired by and at Landlord's expense and the damage to all of tenant's fixtures and other improvements installed by Tenant shall be promptly repaired by and at the expense of Tenant and the rent until such repair shall be made shall be apportioned according to the part of the Demised Premises which is tenantable by Tenant until the Landlord has made the repairs required of Landlord.

           (c) Landlord shall provide and maintain, at its expense, during the term hereof, fire insurance. Anything contained in this Lease to the contrary notwithstanding, in the event the Landlord's Building shall be totally or partially damaged by fire or other casualty, the Landlord shall not be obligated to expend for such repair or restoration an amount in excess of the net proceeds of insurance recovered as a result of such damage to expend any sums for Tenants own. Notwithstanding anything to the contrary, this lease becomes immediately null and void if the tenant cannot reasonably occupy the premises as a result of fire or other causes, provided not caused by negligence of Tenant.

                                   ARTICLE XI

                          Mutual Waiver of Subrogation

11.1 Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Premises, Building, or the Real Property and any other property of Landlord from causes then insured under standard fire and extended coverage insurance policies or endorsements to the extent that its insurance policies then in effect permit such waiver, and Tenant hereby waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of the Premises or the Real Property and any property of Tenant from causes then insured under standard fire and extended coverage insurance policies to the extent that its insurance policies then in effect permit such waiver. If at any time during the Term any insurance carrier which shall have issued a policy to either of the parties covering the Real Property, the Premises or any of the property of Tenant, shall refuse to consent to the waiver of the right of recovery with respect to any loss payable under such policy, or if such carrier shall consent to such waiver only upon the payment of an additional premium (unless such additional premium is voluntarily paid by one of the parties hereto) or shall cancel a consent previously given, or shall cancel or threaten to cancel any policy previously issued and then in full force and effect, then in any such sent, the waiver of this paragraph 10.1 shall thereupon be of no further force and effect as to the loss, damage or destruction covered by such policy except as hereinafter provided. If however, at any time thereafter such consent shall be obtained thereof from any existing or any substitute insurance carrier, the waiver hereinabove provided for shall again become effective.

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

                                   ARTICLE XII

                       Condemnation and Other Proceedings

12.1 In the event the whole of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding or the termination of her right to possession, whichever is earlier. In the event any substantial part thereof or of Landlord's Building or of the structure of which Landlord's Building is a part is so acquired or condemned as to render the Demised Premises untenantable or in the event that a part of Landlord's Building, other than the Demised Premises, shall be so condemned or taken and if in the opinion of the Landlord, the Building should be restored in such ways to alter the Demised Premises materially, the Landlord may terminate this Lease and the term and the estate hereby granted by notifying the tenant in writing of such termination and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than thirty (30) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set forth for the expiration of the term of this Lease, and the rent hereunder shall be apportioned as of said date. Tenant shall have no claim against Landlord for the value of any unexpired term of said Lease, nor a claim to any part of an award in such proceeding and rent shall be adjusted and paid to the date of such termination. Nothing herein contained shall be deemed to affect or be in derogation of any right or rights of Tenant against the condemning authority to claim and recover damages, if any, to or for the taking of its movable fixtures and equipment or expenses or removal or relocation resulting from any such condemnation or acquisition.

                                  ARTICLE XIII

                            Assignment and Subletting

13.1 Tenant, by itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not, during the Original Term or during the renewal Term, assign, mortgage or encumber this Lease, nor sublet, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. Except as herein provided, if this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any party other than Tenant, Landlord may, at its option, terminate this Lease, or may, at its option after default by Tenant, collect rent from the assignee, subtenant or occupants of Tenant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant's tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. In the event Tenant shall at any time desire to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive keys for such purposes without releasing Tenant from any of the obligations under this Lease The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of

Landlord to any further assignment or subletting. Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be liable for the payment of the rent and additional rent and for the due performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be binding on Landlord unless such assignee or tenant shall deliver to Landlord a duplicate original of the instrument of assignment, in form reasonable satisfactory to Landlord, containing a covenant of assumption by he assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent, prior thereto.

        Notwithstanding anything contained herein to the contrary, Tenant shall continue to remain primarily liable to Landlord under all of the terms and conditions of this Lease, even upon assignment of this lease, and assumption by a third party.

                                   ARTICLE XIV

                                    Surrender

14.1 Upon the termination of the Term or prior expiration of this Lease, Tenant shall peaceably and quietly quit and surrender to the Landlord the Premises, broom clean, in as good condition as they were on the Commencement Date ordinary wear and tear, repairs and replacements by Landlord, loss by fire, casualty and other causes beyond Tenant's control and alterations, additions and improvements permitted hereunder, excepted. Tenant's obligation to observe or perform this covenant shall survive the Termination Date or prior expiration of the Term. If the Termination Date falls on a Sunday or a legal holiday, this Lease shall expire at 12:00 noon on the business day first preceding said date.

                                   ARTICLE XV

                                  Holding Over

15.1 If Tenant holds possession of the Premises beyond the Termination Date or prior expiration of the Term, Tenant shall become a tenant from month-to-month at DOUBLE the Basic Rent and Additional Rent payable hereunder and upon all other terms and conditions of this Lease, and shall continue to be such month-to-month tenant until such tenancy shall be terminated by Landlord and such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the Term, and Landlord, upon said Termination Date or prior expiration of the Term shall be entitled to the benefit of all legal remedies that now may be in fore or may be hereafter enacted relating to the speedy repossession of the Premises and to all damages to which Landlord is entitled.

                                   ARTICLE XVI

                            Landlord's Right of Entry

16.1 Landlord and Landlord's agents and representatives shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours upon one day's oral notice for the following purposes:

                    (1)    examining the Premises;

                    (2) making such repairs or alterations therein as may be necessary in Landlord's sole judgment for the safety and preservation thereof;

                    (3) erecting, maintaining, repairing or replacing wires, cables, conduits, vents or plumbing equipment running in to or through the Premises; or

                    (4) showing the Premises to prospective new tenants during the last year of the Term.

16.2 Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

16.3 Landlord, in exercising any of its rights under this Article XVI shall not be deemed guilty of an eviction, partial eviction or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same.

                                  ARTICLE XVII

                                     Default

17.1 Each of the following, whether occurring before or after the Commencement Date, shall be deemed a substantial and material Default by Tenant and a breach of this Lease;

                  (a) the filing of a petition by or against Tenant for adjudication as a bankrupt, or for reorganization, or for arrangement under any bankruptcy act or any state or federal insolvency law; if proceeding is not withdrawn or discharged within 60 days.

                  (b) the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant under any state or federal statute for relief of debtors; if proceeding is not withdrawn or discharged within 60 days.

                  (c) the making by Tenant of an assignment for the benefit of creditors; if proceeding is not withdrawn or discharged within 60 days.

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

                  (d) the suspension of business by Tenant other than in the ordinary course of business or any act by Tenant amounting to a business failure;

                  (e) the filing of a tax lien or a mechanics, lien against any property of Tenant;

                  (f) Tenant's causing or permitting the Premises to be vacant, or abandonment of the Premises by Tenant for a period in excess of ten
(10) days;

                  (g) failure by Tenant to pay Landlord when due the Basic Rent, the Additional Rent herein reserved, or any other sum by the time require by the terms of this Lease;

                  (h) a failure by Tenant in the performance of any other material term, covenant, agreement or condition of this lease on the part of Tenant to be performed;

                  (i) a material default by Tenant under any other lease or sublease with Landlord, or other written agreement.

                                  ARTICLE XVIII

                     Landlord's Rights Upon Tenant's Default

18.1               (a)        Upon a Default by Tenant or any subtenant or
assignee, Landlord, upon failure of Tenant to cure a default in the payment of Basic Rent, Additional Rent or any other sum of money due to Landlord hereunder within ten (10) days after same was due, without notice thereof from Landlord, or to cure or diligently commence to cure any other Default within thirty (30) days after notice thereof from Landlord, (provide same is cured within a reasonable time thereafter and without any delay) may immediately or at any time thereafter, without further notice to Tenant (i) enter upon the Premises as agent for Tenant, by legal entry, without terminating this Lease and do any and all acts as Landlord may deem necessary, proper or convenient to curing such Default, for the account of and at the expense of Tenant, and Tenant agrees to pay Landlord, upon demand, all damages and/or expenses incurred by Landlord in so doing, or (ii) terminate this Lease and Tenant's right to possession of the Premises and take possession of the Premises and remove Tenant, and occupant and any property therefrom, without being guilty of trespass and without relinquishing any rights of Landlord against Tenant.

                  (b) Landlord shall be entitled to recover reasonable damages from Tenant in an amount equal to the amount herein covenanted to be paid as Basic Rent and Additional Rent, together with: (i) all expenses of any proceedings (including but not limited to, legal expenses and attorney's fees) which may be necessary in order for Landlord to recover possession of the Premises; and (ii) the expenses of re-renting the Premises, including, but not limited to, any commissions paid to any real estate brokers, advertising expenses and the costs of such alterations, repairs, replacements and decoration or re-decoration as Landlord in its sole judgment considers advisable and necessary for the purpose of re-renting the Premises.

Landlord shall in no event be liable in any way whatsoever for failure to collect rent thereof under such re-renting. Landlord shall be under the obligation to make a reasonable effort to re-rent the Premises which will reduce the tenants obligation under the lease.

18.2 No act or thing done by Landlord shall be deemed to be an acceptance of Tenant's surrender of the Premises, unless Landlord should execute a written agreement of surrender with Tenant. Tenant's liability hereunder shall not be terminated by the execution of a new lease of the Premises by Landlord. Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions maybe maintained each month by Landlord against Tenant to recover the damages then due, without waiting until the end of the Term to determine the aggregate amount of such damages or Landlord, at its option, if the Premises have been re-let for a term extending at least as long as the remainder of the Term thereof, may hold the Tenant responsible in advance for the entire deficiency to be realized during the term of the re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of the eviction of Tenant or tenant being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease.

18.3 Landlord shall have the right, as agent for Tenant, to take possession and dispose of any furniture or fixtures of Tenant found upon the Premises and dispose after taking possession of same pursuant to this Article XVIII. Tenant waives any notice of execution or levy in connection therewith.

                                   ARTICLE XIX

                    Landlord's Remedies Cumulative: Expenses

19.1 All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

19.2 Tenant shall pay, upon demand, all of the Landlord's reasonable costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder.

                                   ARTICLE XX

                                    No Waiver

20.1 No waiver by Landlord of any breach by Tenant of any of the terms, covenants, agreements, or conditions of this Lease shall be deemed to constitute a waiver of any succeeding breach thereof, or waiver of any of the terms, covenants, agreements and conditions herein contained.

20.2 No employee of Landlord or of Landlord's agents shall have any authority to accept the keys of the Premises prior to the Termination date and the delivery of keys to any employee of Landlord or Landlord's agents shall not operate as an acceptance of a termination of this lease or an acceptance of a surrender of the Premises except in accordance with any procedures stated in
Article XVII.

20.3 The receipt by Landlord of the Basic Rent and Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Basic Rent or a lesser amount of the Additional Rent then due shall be deemed to be other than on account of the earliest stipulated amount then due, nor shall any endorsement or statement on any check or any letter or other instrument accompanying any check or payment as Basic Rent or Additional Rent or pursue any other ready provided in this Lease.

20.4 The failure of Landlord to enforce any of the Rules or Regulations as may be set by Landlord from time to time against Tenant or against any other tenant in the Building shall not be deemed a waiver of any such rule or regulation.

                                   ARTICLE XXI

                           Landlord's Reserved Rights

21.1                (a)        Landlord reserves the following rights: (i) If
during or prior to the last ninety (90) days of the Term Tenant vacates the Premises, Landlord shall be permitted to decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy and, (ii) to have pass keys to the Premises.

                    (b) Landlord may enter upon the Premises and may exercise either of the preceding rights hereby reserved without being deemed to have caused an eviction or disturbance of Tenant's use and possession of the Premises and without being liable in any manner to Tenant.

                                  ARTICLE XXII

                              Landlord's Liability

22.1 Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the building or from the pipes, appliances, plumbing, or the roof, street, subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nothing contained herein shall apply to Landlord's wilful misconduct or gross negligence.

                                  ARTICLE XXIII

                               Tenant's Liability

23.1 Tenant shall reimburse Landlord for all reasonable expenses, damages or fines, incurred or suffered by Landlord by reason of any breach, violation or non-performance by Tenant, its agents, servants, employees, invitees or licensees of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants, employees, invitees and licensees in the use or occupancy of the Premises. Any such expense shall be deemed Additional Rent, due in the next calendar monthly after it is incurred.

                                  ARTICLE XXIV

                               Tenant's Insurance

24.1 Notwithstanding the agreement in Article 22.1, Tenant covenants to provide on or before the Commencement Date for the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Premises or any appurtenances thereto. Such policy is to be written by insurance companies qualified to do business in the State of New Jersey which shall be rated grade A or better and with a rating therein of 12 or better and the limits of liability thereunder shall not be less than the amount of one million ($1,000,000.00) in respect of any one person, in respect of any one accident and in respect of property damage.

24.2 Prior to the time such insurance is first required by this Article XXIII to be carried by Tenant, and thereafter, at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be canceled except upon thirty (30) days' notice to Landlord, together with evidence of payment for the policy.

24.3 Upon failure at any time on the part of Tenant to procure deliver to Landlord the policy or certificate of insurance, as hereinabove provided, stamped "Premium Paid" by the issuing company at least thirty (30) days before the expiration of the prior insurance policy or certificate, if any, or to pay the premiums thereof, after 15 days written notice to Tenant demanding same Landlord shall be at liberty, from time to time, as often as such failure shall occur, to procure such insurance and to pay the premium thereof, and any sums paid for insurance by Landlord shall be and become, and are hereby declared, to be Additional Rent hereunder due immediately for the collection of which Landlord shall have all the remedies provide for in this Lease or by law for the collection of rent. Payment by Landlord of such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a Default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Default.

                                   ARTICLE XXV

                                Mechanic's Liens

25.1 Any mechanic's liens filed against the Real Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be considered a substantial and material breach of this lease unless removed or bonded at Tenant's expense within five (5) days after notice of filing.

                                  ARTICLE XXVI

                                 Quiet Enjoyment

26.1 Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the premises, subject and subordinate to the rights set forth in Article VIII, free from any interference whatsoever by, from or through the Landlord, provided, however, that no diminution or abatement of the Basic Rent, Additional Rent or other payment to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs or improvements to the Premises or the Real Property, or for any space taken to comply with any law, ordinance or order of any Governmental Authority, except as provided for herein.

                                  ARTICLE XXVII

                                  Air and Light

27.1 This lease does not grant any rights or easements to air and light to tenant.

                                 ARTICLE XXVIII

                               Landlord's Services

28.1 Landlord shall furnish to Tenant the electrical services set forth herein at a cost of .13 per sq. ft. per month, subject to any additional costs referred to below.

28.2       (a)        Electricity for 24 hours per day and air heating, and air
cooling shall be furnished only between the hours of 8:00 a.m. and 9:00 p.m., Mondays through Fridays, from 8:00 a.m. to 6:00 p.m. on Saturdays and Sundays, Building Holidays excluded, and then only when weather conditions in the opinion of Landlord, require. Landlord shall use its best efforts to maintain the temperature between 68 degrees and 72 degrees Fahrenheit during normal business hours.

           (b) If Tenant shall request the use of air cooling (during the periods when such is available), ventilating, heat and/or electricity at any times other than the hours in this Lease provided for such service, Landlord shall furnish such to Tenant provided (i) that Tenant pays to Landlord, as additional rent, a special overtime charge of $25.00 per hour;
(ii) that Tenant's request shall be received by Landlord by 12 noon of the day on which after-hours service is required (and by 12 noon of the day preceding any requested before hours service).

28.3       (a)        Throughout the Term, Landlord agrees to distribute
electrical energy to the Premises (not exceeding the present electrical capacity at the Premises and the Buildings upon the following terms and conditions: (i) Landlord shall not be liable in any way to Tenant for any loss, damage or defect or change in the quantity or charger of electricity furnished to the Premises or due to any cessation, diminution or interruption of the supply thereof; (ii) Tenant shall be responsible for replacing all light bulbs, fluorescent lamps, non-Building standard lamps and bulbs, and all ballasts used by Tenant in the Premises, except that the Landlord shall supply the above at the beginning of this lease.

           (b) Tenant covenants that its use of electricity in the Premises shall be limited to and for the operation of (1) the building standard lighting, and (2) electric typewriters, calculators, copying machines and other small office machines, AV equipment, computers, and small kitchen items.

           (c) Tenant shall make no alteration to the existing electrical equipment or connect any fixtures, appliances or equipment in addition to the equipment permitted in Article 27.3 (b) above without the prior written consent of Landlord in each instance. Should Landlord grant such consent, all additional risers or other equipment required thereof shall be provided by Landlord and the cost hereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord shall require an increase in the Additional Rent by an amount which will reflect the cost of the additional equipment and service to be furnished by Landlord. If Landlord and Tenant agree to such increase the Additional Rent increase shall be determined by an independent electrical engineer, to be selected by Landlord and whose services shall be paid for by Tenant. All consents and permits are a condition of this lease.

           (d) Landlord shall not be liable in the event of any interruption in the supply of electricity, and Tenant agrees that such supply may be interrupted for inspection, repairs, replacement and in emergencies.

28.4 The failure of Landlord to furnish any service hereunder shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from failing to perform any of its obligations hereunder and shall not give Tenant any claim against Landlord for damages for failure to furnish such service.

                                  ARTICLE XXIX

                             Personal Property Taxes

29.1 Tenant agrees to pay all taxes imposed on the personal property of Tenant, the conduct of its business and its use and occupancy of the Premises.

                                   ARTICLE XXX

                                Security Deposit

30.1 Simultaneously with the execution hereof, Tenant has deposited with Landlord the sum of $3,944.44. On the later of September 1, 1992 or Landlord's obtaining the Certificate of Occupancy for the demised premises, Tenant shall deposit an additional $3,944.44 with the Landlord. Thirty days after the later of September 1, 1992 or Landlord's obtaining the Certificate of Occupancy, Tenant shall deposit the sum of $3,944.44, thereby bringing Tenant's security deposit to $11,833.33.

                                  ARTICLE XXXI

                             Use of Security Deposit

31.1 In the event of a Default by Tenant in respect of any of the terms, covenants or conditions of this Lease Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Basic Rent, Additional Rent or any other sum as to which Tenant is in Default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's Default in respect of any of the terms, covenants or conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenants shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant after the Termination Date and after delivery of possession of the entire Premises to Landlord.

31.2 In the event of a sale of the Real Property or a leasing thereof, Landlord shall have the right to transfer the Security Deposit to the vendee or Lessee, as the case 'may be, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither the Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                  ARTICLE XXXII

                             Definition of Landlord

32.1 The term "Landlord" as used in this Lease means only the owner for the time being of the Real Property and/or Building or the owner of a lease of the Real Property. In the event of any transfer of title to or lease of the Real Property, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and this Lease shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest.

32.2 Landlord shall be under no personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach of default with respect to its obligations or otherwise, Tenant shall look solely to the equity of Landlord in the Real Property for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, and obligations of this Lease shall in no event exceed the loss of its equity in the Real Property.

                                 ARTICLE XXXIII

                                     Notices

33.1 Notices by either party to the other shall be in writing, postage paid, deposited in a U.S. mail box in the Continental United States and addressed to Landlord or Tenant at their respective addresses hereinabove set forth, or to such other address as either party shall hereafter designate by notice as aforesaid. All notices shall be by certified mail, return receipt requested.

                                  ARTICLE XXXIV

                                      Signs

34.1 No sign, advertisement or notice shall be affixed to or placed upon any part of the Premises by the Tenant, except in such manner and of such size, design and color as shall be approved in advance in writing by Landlord.

                                  ARTICLE XXXV

                         Notice of Defects and Accidents

35.1 Tenant shall give Landlord immediate notice in case of accident on the Premises or involving Tenant, its servants, agents, employees, invitees or licensees in the Building or of any defects in the Building.

                                  ARTICLE XXXVI

                              Rules and Regulations

36.1 Tenant, on behalf of itself and its employees, agents, servants, invitees and licensees, agrees to comply with the Rules and Regulations with respect to the Real Property. Landlord shall have the right to make reasonable amendments thereto from time to time for the safety, care and cleanliness of the Real Property and Building, the preservation of good order therein an the general convenience of all the tenants and Tenant agrees to comply with such amended Rules and Regulations, after twenty (20) days' written notice thereof from Landlord. All such amendments shall apply to all tenants in the building, and will not materially interfere with the use and enjoyment of the Premises or the parking lot by Tenant.

                                 ARTICLE XXXVII

                                    Directory

37.1 Landlord shall furnish and service in the lobby of the Building a directory. Tenant shall be entitled to one listing on such directory. Tenant, at its expense, may request from Landlord and pay for such reasonable number of names that Tenant may from time to time request to be listed in such directory, provided, in Landlord's sole discretion, there is sufficient space on such directory to accommodate additional listings.

                                 ARTICLE XXXVIII

                          Americans With Disability Act

38.1 Americans With Disability Act. Notwithstanding anything contained in this Lease to the contrary, Landlord represents that it is currently making good faith efforts to bring the common areas of the building in which the demised premises is located into compliance with the requirements of Title III of the ADA. Tenant represents and covenants that it shall conduct its occupancy and use of the Premises in accordance with ADA (including but not limited to, modifying its policies, practices, and procedures, and providing auxiliary aids and services to disables persons). If the Lease provides that the Tenant is to complete certain alterations and improvements to the Premises in conjunction with Tenant taking occupancy of the Premises, Tenant agrees that all such work shall comply with the ADA. Furthermore, Tenant covenants and agrees that any and all future alterations or improvements made by Tenant to the Premises shall comply with the ADA.

                                  ARTICLE XXXIX

                                  Miscellaneous

39.1 Entire Agreement. This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, discharge or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

39.2 Jury Trial Waiver. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

39.3 Force Majeure. If, by reason of strike, labor troubles or other causes beyond Landlord's control, including, but not limited to, governmental preemption in connection with a national emergency or any rule, order or regulation of any Governmental Authority, or conditions of supply and demand which are affected by war or other emergency, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay Basic Rent and Additional Rent hereunder shall in no way be affected, impaired or excused.

39.4 Broker. Tenant represent that it has not dealt with any real estate broker in connection with this Lease other than Eric Bramm & Co. and Heron Properties Realty, Ltd. Tenant indemnifies and holds Landlord harmless from any and all claims, liabilities, costs or damages either may incur as a result of a breach of this representation.

39.5 Separability. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

39.6       (a)        Interpretation. Whenever in this Lease any words of
obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

           (b) Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

           (c) All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular number shall be held to include the plural as the identity of the parties requires.

           (d) This Lease shall be strictly construed neither against Landlord nor Tenant. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity as otherwise specifically provided. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.

           (e) If, and to the extent that, any of the provisions of any rider to this Lease conflict or are otherwise consistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in the rider, the provisions of the rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

           (f) Tenant agrees that all of Tenant's covenants and agreements herein contained providing for the payment of money and Tenant's covenant to remove mechanics' liens shall be deemed conditions as well as covenants, and that if default be made in any such covenants, Landlord shall have all of the rights provided for herein.

           (g) The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

           (h) The covenants and agreements herein contained shall be subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, the Tenant, its successors and assigns except as otherwise provided herein.

           (i) This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey and Landlord and Tenant acknowledge that all of the applicable statutes of the State of New Jersey are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder and this Lease shall not otherwise provide that which said statutes prohibit.

           (j) Landlord has made no representations or promises with respect to the Premises or the Real Property, except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "as is" condition, except as otherwise expressly set forth. Landlord shall have no obligation, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant.

           (k) Time is of the essence with respect to all dates, notices and time periods, unless otherwise stated.

39.7 No Recordation. Tenant shall not record this Lease or a memorandum hereof.

39.8 Late Charges. If Tenant shall fail to pay with in ten (10) days of any due date any rent or additional rent payments due hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of 5% per month.

39.9 Approval of Lender. The Tenant agrees to sign a recordable assignment of this Lease to any future mortgagee of Landlord. The Tenant agrees, upon request, to furnish said mortgagee with five (5) days written evidence provided same is established that:

                 a.       The Lease is in full force and effect.
                 b.       The possession of premises is accepted by Tenant.
                 c.       Confirm the commencement of the lease term.
                 d.       It is in occupancy and paying rent on a
                          current basis, with no rental offsets or claims.

39.10 Parking. The Landlord covenants and agrees with Tenant that it shall have the right to use 35 parking spaces and the access driveways in common with other tenants of the Property for use by Tenant and Tenant's employees, servants or invitees.

39.11 Preparation of Office: Tenant agrees to take space in its "as is" condition except that the Landlord agrees to do the following work prior to the Tenant's occupancy at Landlord's cost and expense:

           1. Demolish walls in Units A, B, and C as indicated on the annexed floor plan (Exhibit B). Walls to be demolished are indicated in red on Exhibit B. Relocate or remove corridor as required.

           2. Provide and erect the necessary Linear feet of ceiling height partition as indicated on plans.

           3. Provide and/or relocate (as required) doors and one vinyl accordion door as indicated on plans.

           4.         Ceiling tiles to be patched to match as required.

           5. Provide and install one dedicated circuit and six power poles in locations as delineated by Tenant.

           6. Paint Tenant's premises (consisting of Units A, B, and C) in building standard color and paint quality.

           7. Install building standard carpeting in Tenant's premises (consisting of Units A, B, and C). Tenant shall have the decision of color selections according to building standard color choices.

           8. Install vinyl cove base molding between carpet and walls along the floor. Install trim molding between walls and ceiling to match walls.

           9. Install Mini-blinds on windows throughout the demised premises.

           10.      Remediate water leaks in several areas in ceiling/roof.

39.12      Tenant's proportionate share. Tenant's proportionate share is 25%.

39.13 Renewal Option. Provided that Tenant is not in default under any of the terms hereunder, Tenant shall have the option to renew this lease for one additional period of five (5) years. All terms and conditions shall remain the same. However, the base rental shall be 95% of fair market value during the last six (6) months of the lease term. However in no event shall the rent be less than the base rent payable during the last year of the original term. Tenant shall notify Landlord in writing no less than 180 days prior to the expiration of the term of its intention to exercise said option.

39.14 Right of First Refusal. (a) Provided Tenant shall not be in default under any of the terms and/or conditions of this Lease, Tenant shall have the right of first refusal for an additional approximately 3,500 square feet of office space located directly across the hall from the demised premises as indicated on the floorplan marked Exhibit "B" (annexed hereto) and hereinafter called the "Expansion Space". Upon Landlord receiving a written offer to lease all or any part of the Expansion Space, Landlord shall notify Tenant in writing of such offer and Tenant shall have five (5) days from the date of such notification in which to notify Landlord of its decision to lease said Expansion Space. If Tenant elects to lease the Expansion Space and notifies the Landlord within the required time period, Tenant shall execute a Lease within fifteen
(15) days of receipt of said lease, upon substantially the same terms and conditions as in the lease for the Demised Premises except that the base rent and any additional rent payable shall be equal to the amount offered by the prospective new tenant, but in no event less than the rent being paid by the Tenant at the time. If Tenant shall fail to execute the proposed lease within such fifteen (15) day period or if Tenant shall elect not to exercise its right of first refusal, or Tenant does not respond to Landlord's notice, then and in that event it shall be deemed that Tenant waived its right of first refusal and Landlord shall be free to offer the space.

(b) Notwithstanding anything contained hereabove to the contrary, Tenant shall have the right at any time during the term hereof to lease said Expansion Space upon the same terms and conditions as contained in this lease for the demised premises upon giving landlord written notice at least sixty days in advance. Should Tenant elect to lease said expansion space, Landlord agrees to paint and carpet said space with building standard materials and colors. This right to lease the expansions space shall expire once Landlord has notified Tenant pursuant to paragraph (a) of Article 39.14 above.

39.15 Full Execution. This Lease shall not be binding upon either party unless and until fully executed by both Landlord and Tenant.

                                  ARTICLE XXXX

                                   Definitions

40.1 Building Holidays. Building Holidays shall mean all holidays including, but not limited to: Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after, Christmas Day and New Year's Day, as each of said holidays are celebrated in the State of New Jersey.

40.2 Excusable Delay. Excusable delay shall mean a delay caused by strike, lockout, act of God, inability to obtain labor or materials, governmental restrictions, enemy actions, civil commotion, fire, unawardable casualty or any other cause similar or dissimilar beyond the reasonable control of either Landlord or Tenant or due to the passing of time while waiting for an adjustment of insurance proceeds.

40.3 Rental Area of the Premises. Rental area of the Premises shall mean the sum of (i) the total number of square feet contained in the area shown on
Exhibit 1 computed by measuring from the outside finish of the exterior of the Building wall(s) to the offside of the corridor walls or permanent partitions in the Premises from adjoining areas in the Building; and, (ii) Tenant's proportionate share of the area of the Building used for public corridors, public toilets, air conditioning rooms, fan rooms, janitor's closets, electrical closets, telephone closets and overhead shafts.

40.4 Structural repairs. Structural repairs shall mean repairs to the roof, foundation and permanent exterior walls and support columns of the building.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the 13th day of August, 1992.

WITNESS:          LANDLORD: UNUM LIFE INSURANCE COMPANY OF AMERICA

                             By: /s/ James D. Means
                                 ----------------------------------------
                                 James D. Means

WITNESS:          TENANT:  DEZINE ASSOCIATES, INC.

                             By: /s/ David R. Pfeil
                                 ----------------------------------------
                                 David R. Pfeil, President

                        CORPORATE TENANT ACKNOWLEDGEMENT

STATE OF NEW JERSEY        :
                           :        SS.
COUNTY OF MIDDLESEX        :

         On this 24th day of July, 1992, before me personally came David R. Pfeil, to me known, who, being by me duly sworn, did depose and say that he resides in________________________, City of East Brunswick, State of New Jersey, that he is the President of____________________________, the corporation described in and which executed the foregoing lease, as Tenant; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

                                            Notary Public

                       PARTNERSHIP TENANT ACKNOWLEDGEMENT

STATE OF                   :
                           :       SS.
COUNTY OF                  :

         On this ____________ day of ___________________, 19___, before me personally came ____________________________, to me known and in and who executed this foregoing Lease, as Tenant, and to me acknowledged that each is a partner in the firm of ____________________________________ and that they each executed the same individually and as co-partners in said firm.

                                             Notary Public

STATE OF                   :
                           :       SS.
COUNTY OF                  :

         On this________________day of ___________________, 19___, before me personally came _____________________, to me known, and known to me to be the individual described in and who executed the foregoing Lease, as Tenant, and he duly acknowledged to me that he executed the same.

                                             Notary Public

                                    EXHIBIT A

                                   FLOOR PLAN

                                    EXHIBIT B

                                CLEANING SCHEDULE

I.       GENERAL CLEANING

         Nightly:

         1. All the nightly cleaning services as listed herein are to be performed (5) nights each week, Monday through Friday, except on legal holidays.

         2. Cartons of refuse in excess of that which can be placed in wastebaskets will not be removed. Tenants are required to make arrangements with the building manager for the disposal of such unusual refuse, for which tenant may incur additional charges.

         3. Sweep and dust mop all uncarpeted floors. Vacuum all rugs and carpeted areas.

         4.       Damp clean all glass desk tops.

         5.       Hand dust all office furniture, paneling and window sills.

         6.       Empty and wash clean all ashtrays and receptacles.

         7. Wash clean all water fountains and coolers, emptying all wastes.

         8.       Keep cigarette urns clean.

         9.       Dust and wipe clean all sand urns.

         10. Hand dust al moldings, chair rails, baseboards and trim as necessary.

         11.      Spot clean all partitions and doors.

         12.      Damp dust all telephone equipment whenever necessary.

         13.      Remove all hand marks from around light switches.

         14.      On completion of work all slop sinks, locker areas, etc.

         15. All lights shall be extinguished, all windows closed, and all doors shall be locked after cleaning is completed.

II.      MAIN LOBBY, ELEVATORS AND CORRIDORS

         1. Vacuum entrance and corridors nightly; spot for stains as necessary.

         2.       Vacuum elevator floor nightly.

         3. Elevator cab to be wiped clean daily and polished as necessary.

III.     CORE LAVATORIES

         Nightly:

         1. Mop, rinse and dry floors, polish mirrors, wash shelves, clean enameled surfaces, wash basins, urinals, and bowls, using scouring powder to remove stains, making certain to clean under sides of rim on urinals and bowls.

         2.       Wash both sides of all toilet seats with soap and water.

         3.       Damp rinse and wash with disinfectant tile walls near urinals.

         4. Fill toilet tissue dispensers in appropriate washrooms. Tissue to be furnished by owner.

         5. Wastepaper cans and receptacles are to be emptied and thoroughly cleaned.

         6. Install paper hand towels and liquid hand soap in core lavatories. Hand towels and liquid soap to be supplied by owner.

IV.      DAY CUSTODIAN WILL (when applicable):

         1.       Clean and sanitize lavatories as necessary.

         2. Empty and clean paper towel and sanitary disposal receptacles, refill same as necessary.

         3.       Keep public areas in neat and orderly condition at all times.

         4. Custodian will be available for special tasks and will fix minor problems that arise in the building, such as cleaning up spillage, changing light tubes, etc.

         5.       Wash lobby entrance door windows in and out.

         6.       Keep parking lot area free of papers and general debris.

V.       CORE LAVATORIES

         Monthly:

         1.       Wash all partitions, tile walls, and enamel surfaces.

         2.       Wash down walls in washrooms and stalls from trim to floor.

         3.       Dust all lighting fixtures.

VI.      GLASS CLEANING

         1.       All windows in premises shall be cleaned inside and out two
                  (2) times per year.

VII.     QUARTERLY SERVICES

         1. Dust all pictures, frames, charts, graphs and similar wall hangings.

         2.       Dust exterior of light fixture diffuses.

All cleaning to be performed by a company covered by a Janitorial Service Bond.

                               AMENDMENT TO LEASE

                              DATED AUGUST 13, 1992

                                     BETWEEN

                     UNUM LIFE INSURANCE COMPANY OF AMERICA

                                   AS LANDLORD

                                       AND

                             DEZINE ASSOCIATES, INC.

                                    AS TENANT

         WHEREAS, Tenant currently leases 7,100 square feet of office space at 758 Route 18, East Brunswick, New Jersey pursuant to the terms and conditions of the above mentioned lease, a copy of which is annexed hereto, and,

         WHEREAS, Tenant wishes to expand its premises by leasing an additional 894 square feet adjacent to its current offices pursuant to Paragraph 39.14(b) of its lease, said premises formerly occupied by Quality Technologies;

         It is hereby agreed by and between the parties as follows:

         1. Landlord hereby leases to Tenant the 894 square feet referenced above and marked as "Expansion Space" on Exhibit A annexed hereto, at an annual rental of Eight Thousand Nine Hundred and Forty Dollars ($8,940.00) payable in equal monthly installments of Seven Hundred and Forty Five Dollars ($745.00).

         2. Tenant shall take possession of the premises on February 1, 1994 and rental payments shall commence on February 1, 1994.

         3. Tenant has examined the "Expansion Space" and agrees to lease the premises in its "as is" condition except that the Landlord agrees to perform the following work prior to the Tenant's occupancy:

                     a. Landlord shall provide premises as delineated on attached sketch. (See area marked as "A" on the annexed Exhibit A).

                      b. Premises to be painted in building standard color and paint quality.

                      c. Building standard carpet shall be installed in Tenant's premises.

         4. Landlord hereby grants Tenant permission to make the following alterations to the Expansion Space, provided Tenant complies with all of the terms and conditions relating to Tenant alterations in the current leases:

Page 2
Amendment to Lease



                      a. Tenant may install a small bathroom, subject to the approval of plans and specifications by Landlord, in the premises at any time after the commencement of lease. (See area marked as "B" on the annexed Exhibit
A).

         5. The term of lease for the Expansion Space shall be continuous with the original premises.

         6. Tenant shall, simultaneously herewith, deposit as additional security with the Landlord, the sum of One Thousand Four Hundred and Ninety ($1,490.00) Dollars thereby bringing Tenant's total security deposit for all of its leased premises to Thirteen Thousand Three Hundred and Twenty Three Dollars and Thirty Four Cents ($13,323.34).

         7. All other terms and conditions of the original lease shall remain in full force and effect and shall apply to the Expansion Space as if such space was part of the original leased premises.

                                      UNUM LIFE INSURANCE COMPANY
                                            OF AMERICA

                                      By:  /s/ James D. Means
                                           ------------------------------------
                                            James D. Means
                                            Director of Property Management

                                      DEZINE ASSOCIATES, INC.

                                      By:   /s/ David R. Pfeil
                                           ------------------------------------
                                            David R. Pfeil

                                    EXHIBIT A

                                   FLOOR PLAN

                         Description of First Floor Plan

                       SECOND AMENDMENT TO LEASE AGREEMENT

         THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment"), dated January 31, 1997, is between EAST BRUNSWICK WOODS ASSOCIATES, LIMITED PARTNERSHIP ("Landlord"), Successor Landlord to Unum Life Insurance Company, and DEZINE HEALTHCARE SOLUTIONS, INC. ("Tenant"), Successor in interest to Dezine Associates, Inc.

                                    RECITALS

         A. Landlord's predecessor in interest and Tenant have entered into a certain Lease Agreement, dated August 13, 1992, as amended by a First Amendment to Lease Agreement, effective February 1, 1994 (the "Lease"), for approximately 7,994 rentable square feet of space (the "Premises"), located in a certain building known as The Woods of East Brunswick (the "Building") and located at 758 Route 18, East Brunswick, New Jersey.

         B. Landlord and Tenant wish to amend the Lease to extend the lease term through September 30, 2000.

         C. Landlord and Tenant wish to amend the Lease to include an expansion into Suite 107 consisting of 546 rentable square feet, ("First Expansion").

         D. Landlord and Tenant also wish to amend the Lease to give Tenant the right of first offer to lease certain additional suites under terms hereinafter defined, and to amend other provisions in the Lease as set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, Landlord and Tenant, intending to be legally bound, agree as follows:

1. Effective upon the execution hereof, section 2.1 of the Lease shall be amended to reflect an extended term commencing October 1, 1997 and expiring on September 30, 2000.

2. Article 3.1 of the Lease shall be amended to reflect the addition of the following rental schedules which shall apply to the extended term of the Lease and to the First Expansion consisting of 546 rentable square feet, respectively:

EXISTING PREMISES LEASE PERIOD                                ANNUAL RENT                 MONTHLY RENT
------------------------------                                -----------                 ------------
October 1, 1997 through September 30, 1998                    $113,115.10                  $ 9,426.26
October 1, 1998 through September 30, 1999                    $117,112.10                  $ 9,759.34
October 1, 1999 through September 30, 2000                    $121,109.10                  $10,092.43

FIRST EXPANSION LEASE PERIOD                                  ANNUAL RENT                   MONTHLY RENT
----------------------------                                  -----------                   ------------
February 1, 1997 through September 30, 1997                   $7,644.00                       $637.00
October 1, 1997 through September 30, 1998                    $7,725.90                       $643.83
October 1, 1998 through September 30, 1999                    $7,998.90                       $666.58
October 1, 1999 through September 30, 2000                    $8,271.90                       $689.33


3. Upon execution hereof, Tenant shall be entitled to an allowance of fifteen thousand dollars ($15,000) to be used exclusively in connection with the installation of new carpet in the Premises and the modification of the existing tenant signage at the Building. Any unused portion of this allowance may be added to a future tenant improvement allowance, as hereinafter described, to be used in conjunction with the future expansion of Tenant in the Building. Additionally, Landlord will provide Tenant with a tenant improvement allowance of $5,460.00 to be used exclusively in connection with the first Expansion space.

4. Tenant shall be granted the right of first offer for the following suites in the Building, subject to the expiration of the respective leases as noted, and with respect to Suite 103, subject to the existing tenant's renewal option.

- Suite 109 consisting of 1,685 rentable square feet. Current tenant lease expires February 28, 1998.

- Suite 103 consisting of 3,271 rentable square feet. Current tenant lease expires June 30, 1998.

5. In order for the Tenant to effectively exercise the right of first offer on either of these suites, Tenant must notify Landlord in writing of its intent to enter into a lease for the suite four months prior to the expiration of the applicable lease. It is expressly acknowledged that time is of the essence with regard to this notification, and should no notice be received by Landlord in accordance with the Lease, Tenant's right of first offer shall be null and void as it applies to the relevant suite. Should the Tenant exercise its right of first offer on any one of the suites listed above, Tenant and Landlord will amend the Lease to reflect the addition of the suite ("Expansion Space") to the Premises. Should an existing tenant fail to surrender the Expansion Space in a timely manner, rent for that suite will be abated equitably. Landlord will use its best efforts to insure that any holdover tenants are removed from the Expansion Space as quickly as possible. Rent for any Expansion Space will be payable in accordance with the following schedule. Rents are expressed as dollars per square foot per annum and will be payable in accordance with the provisions of the Lease.

-     Suite 109:

      March 1, 1998 through February 28, 1999   =   $14.15
      March 1, 1999 through February 29, 2000   =   $14.65
      March 1, 2000 through February 28, 2001   =   $15.15

-     Suite 103:

      July 1, 1998 through June 30, 1999    =   $14.15
      July 1, 1999 through June 30, 2000    =   $14.65
      July 1, 2000 through June 30, 2001    =   $15.15

6. Should Tenant exercise any expansion within the building, the term for all existing space then leased shall be extended automatically to terminate three years after the effective date of the expansion. Rental rate for the existing space will continue at $15.15 per rentable square foot after the previously effective termination date until the revised termination of the Lease. Landlord will provide Tenant with a tenant improvement allowance of $10.00 per rentable square foot for the Expansion Space upon the effective date of the expansion.

7. Landlord will perform the roof repairs as outlined in the attached exhibit A no later than March 1, 1997, weather conditions permitting. Landlord will repair in a good and workmanlike fashion the sections of sidewalk identified in the attached Exhibit B, no later than April 30, 1997, weather conditions permitting. Landlord will repair or replace the ventilation system in the women's restroom so that it functions adequately and properly, no later than thirty days after the execution of this lease.

8. In the event water leaks through the rook into Tenant's space, adversely effecting Tenant's ability to conduct business, Landlord agrees to repair and correct these leaks within two business days after notice from Tenant, weather conditions permitting. In the event Landlord fails to correct these leaks within two business days after notice from Tenant, weather conditions permitting, Tenant shall be entitled to a reasonable rental abatement on the space rendered unusable on a per diem basis, until such time as the leaks are corrected. Furthermore, should Landlord fail to correct the leaks in accordance with the above parameters, Tenant may contract directly with a roofing contractor of Tenant's choice and bill Landlord for reasonable expenses associated with repairing the leak. Should the leak occur during an evening, weekend or holiday period, and Landlord can not be notified after a reasonable attempt, Tenant may contract directly with Landlord's roofing contractor to repair the leak. Tenant may bill Landlord for reasonable costs associated with such repairs.

9.        Landlord's notice address is hereby amended to read:

          East Brunswick Woods Associates, L.P.
          BGK Properties, Inc.
          330 Garfield Street, #200
          Santa Fe, New Mexico 87501

10. All other terms and conditions of the Lease not expressly modified by this amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties to this Second Amendment have executed the same on the day and year first written above.

                                    LANDLORD:

WITNESSES:                          EAST BRUNSWICK WOODS
                                    ASSOCIATES, LIMITED PARTNERSHIP
                                    By:      Empire National Corporation,
--------------------                         General Partner

                                    By:      /s/ Cherly S. Willoughby
--------------------                         ----------------------------------
                                             Cheryl S. Willoughby
                                             Senior Vice President

                                    TENANT:

WITNESSES:                          DEZINE HEALTHCARE SOLUTIONS,
                                    INC.
--------------------
                                    By:      /s/ David R. Pfeil
--------------------                        ----------------------------------
                                            Print Name:  David R. Pfeil
                                            Its:     C.O.D.

STATE OF NEW MEXICO       )
                          )SS:
COUNTY OF SANTA FE        )

         The foregoing instrument was acknowledged before me this 31st day of January, 1997, by Cheryl S. Willoughby of Empire National Corporation, General Partner, on behalf of East Brunswick Woods Associates, Limited Partnership.


------------------------------
Notary Public

                                    My commission expires 7/14/99.

STATE OF NEW JERSEY       )
                          )SS:
COUNTY OF MIDDLESEX       )

         The foregoing instrument was acknowledged before me this 30th day of January, 1997, by David Pfeil on behalf of the corporation.


-------------------------
Notary Public

                                    My commission expires
                                                         ------------